EXHIBIT 10.o


                                  HEILIG-MEYERS

                     EMPLOYEES' SUPPLEMENTAL PROFIT SHARING

                           AND RETIREMENT SAVINGS PLAN


     The Heilig-Meyers Employees' Supplemental Profit Sharing and Retirement Savings Plan, originally adopted effective as of March 1, 1991, is hereby amended and restated effective as of January 1, 1999.


                                     PURPOSE

     This Plan is established and maintained solely for the purpose of providing a select group of highly-compensated and management employees with the opportunity to defer that portion of their compensation that they are precluded from deferring under the Heilig-Meyers Employees' Profit Sharing and Retirement Plan as a result of limitations imposed under the Internal Revenue Code of 1986. The Plan is also intended to provide eligible employees with deferred compensation equal to the amount of matching contributions that cannot be allocated to their accounts under the Employees' Profit Sharing and Retirement Savings Plan. The Board has determined that the benefits to be paid under this Plan constitute reasonable compensation for the services rendered and to be rendered by eligible employees.


                                   DEFINITIONS

     Whenever used in this Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.01 Account: A Participant's Deferrals Account and Matching Credits Account, collectively.

     2.02 Adjustment Date: The last day of each Plan Year. The Committee may establish more frequent Adjustment Dates, if the Committee deems it appropriate.

     2.03 Beneficiary: Any person, persons or entity designated by a Participant or otherwise entitled to receive Benefits payable to the Participant following his or her death. Beneficiary designations shall be made as part of a Participant's Deferral Election and may be changed by the Participant at any time before the date on which payment of the Participant's Benefits is to commence. A Participant may designate primary and secondary Beneficiaries.

     2.04 Benefits: The aggregate amount of Deferrals, Matching Credits and Earnings that have been credited to a Participant's Account with respect to a Deferral Election.

     2.05  Board:  The Board of Directors of the Company.

     2.06 Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. Reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue laws.

     2.07 Committee: The administrative committee established pursuant to the terms of the Qualified Plan.

     2.08 Company: Heilig-Meyers Company and any other Related Company that adopts the Qualified Plan with the consent of the Company.


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     2.09 Company  Matching  Contributions:  Has the meaning  given to that term under the Qualified Plan.

     2.10 Company Matching Contributions Account: Has the meaning given to that term under the Qualified Plan.

     2.11 Compensation: The total amounts paid by the Company during the Plan Year to an Eligible Employee for personal services, but excluding payment of relocation expenses and compensation received in connection with stock option plans, stock purchase plans and fringe benefit arrangements. Compensation shall be determined before taking into account any reduction resulting from a Participant's election to have Salary Reduction Contributions or Deferrals made on his or her behalf pursuant to the Qualified Plan or under this Plan.

     2.12 Deferral Election: An election filed with the Company by a Participant to defer Compensation under the Qualified Plan and this Plan.

     2.13 Deferrals: Amounts credited to a Participant's Deferrals Account under
Section 4.01.

     2.14 Deferrals Account: The bookkeeping account established and maintained for each Participant to record such Participant's Deferrals and Earnings thereon.

     2.15 Earnings: The amount of earnings, if any, that accrue on Participants' Deferrals and Matching Credits pursuant to Section 4.06.

     2.16 Eligible Employee:  Any employee who:

               (i) is a management or highly compensated employee (within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974);

               (ii) is designated by the Committee as eligible for participation in the Plan; and

               (iii) is a participant in the Qualified Plan.

     2.17 Matching Credits: Amounts credited to a Participant's Matching Credits Account under Section 4.02.

     2.18 Matching Credits Account: The bookkeeping account established and maintained for each Participant to record such Participant's Matching Credits, and Earnings thereon.

     2.19 Participant: Each Eligible Employee who elects to participate in this Plan.

     2.20 Payment Election: An election filed with the Company by a Participant that specifies the date on which payment of his or her Benefits is to commence, and the form in which such Benefits are to be paid. The timing and form of payment selected by the Participant must be consistent with the provisions of
Section V of the Plan. Except in the case of a Participant's death or disability, payment of Benefits may not commence before a Participant attains age 50.

     2.21 Plan: The "Heilig-Meyers Employees' Supplemental Profit Sharing and Retirement Savings Plan," as set forth herein and as amended from time to time.

     2.22 Plan Year: The calendar year.

     2.23 Qualified Plan: The Heilig-Meyers Employees' Profit Sharing and Retirement Savings Plan, as amended from time to time.

     2.24 Related Company: Has the meaning given to that term under the Qualified Plan.

     2.25 Retirement: A Participant's retirement from the Company in accordance with the Company's standard retirement policy.

     2.26 Retirement Date: The date on which the Participant elects to retire from the Company in accordance with the Company's standard retirement policy.

     2.27 Salary Reduction Contributions: Has the meaning given to that term under the Qualified Plan.

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     2.28 Salary Reduction  Contributions Account: Has the meaning given to that term under the Qualified Plan.

     2.29 Tax Limits: The limitations on compensation and contributions imposed under the Qualified Plan pursuant to Code Sections 401(a)(17), 402(g), 415, 401(k) and 401(m), and any limitations adopted by the Committee to comply with such Code Sections.

     2.30  Termination  Date:  The  date  on  which  a  Participant   terminates
employment with the Company other than on account of his or her Retirement or death.

     2.31 Termination of Employment: A Participant's termination of employment with the Company other than on account of his or her Retirement or death.


                                  PARTICIPATION

     3.01 Election to Participate

          (a) An Eligible Employee may elect to become a Participant in this Plan as of any January 1 by filing a Deferral Election with the Company by no later than the November 30 immediately preceding the January 1 on which the Eligible Employee's participation is to become effective.

          (b) If an individual first becomes an Eligible Employee after January 1 of a Plan Year because he or she has been designated by the Committee as eligible for participation in the Plan, the Eligible Employee may become a Participant by filing a Deferral Election with the Company within 15 days after the date on which the Participant is notified that he or she has become an Eligible Employee. The Eligible Employee shall become a Participant effective as of the date on which he or she files a Deferral Election with the Company.

     3.02 Deferral Elections

          (a) A Participant's Deferral Election shall apply only to Compensation earned after the effective date of the Deferral Election. Only one Deferral Election may be made with respect to Compensation to be earned in a single Plan Year.

          (b) A Participant's Deferral Election shall continue in effect until the close of the Plan Year to which it relates and shall be irrevocable while in effect. However, if the Participant ceases to be an Eligible Employee during a Plan Year, his or her Deferral Election shall terminate as of the date on which he ceases to be an Eligible Employee.

          (c) Participants may make Deferral Elections for subsequent Plan Years by filing a new Deferral Election with the Company by no later than the November 30 immediately preceding the January 1 of the Plan Year to which the Deferral Election will relate. All Deferral Elections shall automatically terminate as of the close of the Plan Year to which they relate. A Participant may elect to no longer actively participate in the Plan in subsequent Plan Years by not making Deferral Elections for such subsequent Plan Years.

     3.03 Termination of Participation; Re-employment: Participation shall cease upon a Participant's termination of employment or if the Participant ceases to be an Eligible Employee. Upon re-employment as an Eligible Employee, a former Participant may again become a Participant in the Plan effective as of the January 1 next following the date of his or her reemployment by filing a Deferral Election with the Company in accordance with the provisions of Section
3.01. If a Participant elects not to become an active Participant for a Plan Year, he or she may become an active Participant effective as of the next following January 1, or any subsequent January 1, by filing a Deferral Election with the Company in accordance with the provisions of Section 3.01 (provided that he or she is an Eligible Employee).

     3.04 Change in Status: If a Participant ceases to be an Eligible Employee, or elects not to be an active Participant but continues to be employed by the Company, Deferrals and Matching Credits shall be suspended. All other provisions of this Plan shall remain in effect, and the Participant shall continue to be entitled to receive credits pursuant to Section 4.03 and to receive Earnings, until his or her Benefits are fully distributed pursuant to Section V.


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                                   SECTION IV


                    DEFERRALS, MATCHING CREDITS AND ACCOUNTS

     4.01 Participant Deferrals: A Participant will be entitled to make Deferrals under this Plan in accordance with procedures established by the Committee. By making a Deferral Election, a Participant shall elect to defer Compensation that he or she is not permitted to contribute to the Qualified Plan because of the Tax Limits. In no event may a Participant make Deferrals during a Plan Year unless he has made the maximum amount of Salary Reduction Contributions to the Qualified Plan permitted under Code Section 402(g) or under the terms of the Qualified Plan. The aggregate amount of Deferrals that a Participant may make under this Section 4.01 in any given Plan Year shall not exceed the excess of (a) the amount that the Participant would have been able to contribute to the Qualified Plan for the Plan Year if there were no Tax Limits, over (b) the amount of any Salary Reduction Contributions contributed to the Participant's Salary Reduction Contributions Account under the Qualified Plan for the Plan Year (including any Salary Reduction Contributions returned to the Participant as excess contributions under the Qualified Plan).

     4.02 Matching Credits: Each Plan Year, the Company shall credit to the Matching Credits Account of each eligible Participant an amount equal to the excess of (a) the Company Matching Contributions that the Participant would have had credited to his Company Matching Contributions Account under the Qualified Plan if there were no Tax Limits and if the Participant had made Salary Reduction Contributions to the Qualified Plan equal to the sum of his actual Salary Reduction Contributions under the Qualified Plan and his Deferrals under this Plan for the Plan Year, over (b) any Company Matching Contributions contributed to the Participant's Company Matching Contributions Account under the Qualified Plan for the Plan Year. Amounts credited to a Participant's Matching Credits Account shall be payable to the Participant only if the Participant would have had a vested interest in such amounts had they been credited to the Participant's Company Matching Contributions Account under the Qualified Plan.

     4.03 Change of Status: Participant Deferrals pursuant to Section 4.01 and Matching Credits pursuant to Section 4.02 for a Participant who changes his or her status will be governed by the following provisions:

          (a) A Participant who elects not to participate in the Plan for a subsequent Plan Year will be credited with Deferrals and Matching Credits through and ending with the last payroll period of the Plan Year to which his or her current Deferral Election relates.

          (b) A Participant who ceases to be an Eligible Employee will be credited with Deferrals and Matching Credits through and ending with the payroll period within which he or she ceases to be an Eligible Employee or until such other date as is administratively practicable.

     4.04 Deferrals Accounts: For bookkeeping purposes only, the Company shall maintain a Deferrals Account for each Participant to which each Participant's Deferrals shall be credited. Deferrals shall be credited to a Participant's
Deferrals Account as of the end of the month in which the Compensation constituting such Deferral is earned. Any Earnings shall be credited to the Participant's Deferrals Account as of each Adjustment Date.

     4.05 Matching Credits Accounts: For bookkeeping purposes only, the Company shall maintain a Matching Credits Account for each Participant to which Matching Credits made on behalf of such Participant shall be credited. Matching Credits shall be credited to a Participant's Matching Credits Account at least annually. Any Earnings shall be credited to the Participant's Matching Credits Account as of each Adjustment Date.

     4.06 Earnings on Accounts. Before the beginning of each Plan Year, the Committee shall establish an interest rate ("Applicable Interest Rate") for computing earnings on the amount of Deferrals and Matching Credits that each Participant has credited to his or her Account for that Plan Year. The Applicable Interest Rate shall continue to apply to those Deferrals and Matching Credits in all subsequent Plan Years. The Committee shall establish a separate Applicable Interest Rate for each Plan Year in which Deferrals and Matching Credits are first credited to Participants' Accounts. The Committee may, in its sole discretion, make changes to an Applicable Interest Rate after it is established.


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                                    SECTION V


                               PAYMENT OF BENEFITS

     5.01 Payment Elections:

          (a) A Participant's Benefits shall be paid in accordance with the terms of the Payment Election relating to such Benefits and in accordance with the provisions of this Section V. A Participant may elect to have the Benefits attributable to any single Deferral Election paid at a time and in a form different from the time and form of payment elected with respect to the Benefits attributable to any other Deferral Election, provided that such election is made in accordance with the provisions of this Section V. Each Participant, and each former Participant with Benefits under the Plan, must have at least one or more Payment Elections on file with the Company at all times.

          (b) A Payment Election shall become effective as of the first day of the month immediately following the date on which the Payment Election is filed with the Company.

          (c) Subject to the limitations described in subsection (d) below, a Participant may change a Payment Election or correct a failure to make a complete Payment Election by filing a new Payment Election with the Company. Such new Payment Election shall become effective as of the first day of the month immediately following the date on which the new Payment Election is filed with the Company. The new Payment Election may specify that a Participant's Benefits be paid as of a date different from the date specified in the Participant's current Payment Election or be paid in a form of payment different from the form of payment specified in the Participant's current Payment Election provided that (i) the new payment date is at least 12 or more months after the effective date of the new
     Payment Election, and (ii) the payment date specified in the current Payment Election is at least 12 or more months after the effective date of the new Payment Election.

          (d) A Participant may change a Payment Election relating to a Deferral Election only once during a Plan Year and up to a maximum of three (3) times. A Participant may not change a Payment Election after payments have commenced under such Payment Election.

          5.02 Timing of Payment:

          (a) A Participant's Benefits shall begin to be distributed as soon as practicable following the date specified in the Participant's Payment Election and effective as of the first day of a calendar month. The date specified in the Payment Election may be either the (i) Participant's Retirement Date or (ii) the date on which the Participant will attain age 50 or some later specified age. If a Participant has a Termination of Employment prior to the payment date specified in his Payment Election, his Benefit shall be paid as soon as practicable following his Termination Date in the form prescribed in Section 5.03 below.

          (b) In the  event  a  Participant  fails  to  designate  a date in the
     Payment Election, a Participant's Benefits automatically shall be distributed as soon as practicable following the earliest of (i) the Participant's death, (ii) the Participant's Retirement Date, or (iii) the Participant's Termination Date.

     5.03 Form of Payment: If a Participant's Benefits are to be paid on account of the Participant's Termination of Employment, the entire amount of the Participant's Benefits will be paid in the form of a single lump sum payment. In all cases other than the Participant's death, Benefits shall be paid in the form designated by the Participant in the Payment Election relating to such Benefits. The available distribution forms are as follows:

          (i) A single lump sum payment.

          (ii) Annual installments over a term of five (5), ten (10), or fifteen
     (15) years, as selected by the Participant. If the Participant dies before the completion of installment payments, any remaining Benefits shall be paid to his or her Beneficiary. If a Beneficiary who is receiving payments dies, any remaining balance of the account shall be paid to the personal representative of the Beneficiary's estate.


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If a Participant has not designated the form in which his or her Benefits are to be paid before the date on which the Benefits become payable, such Benefits will be distributed to the Participant in a single lump sum payment as of the date on which they are first payable.

     5.04 Method of Payment: All payments to any Participant or Beneficiary under this Plan shall be made in cash.

     5.05 Death Benefits:

          (a) In the event of a Participant's death, the Participant's Beneficiary shall receive Benefits equal to the greater of (i) seventy-five percent (75%) of the total Benefits that would have been paid to the Participant had the Participant survived to age 65 (calculated in a manner determined by the Committee) or (ii) the Participant's total Benefits as of the date of his or her death. The Beneficiary shall be entitled to elect to receive such Benefits under one of the optional forms of payment described in Section 5.03.

          (b) Notwithstanding the foregoing, if a Participant dies prior to the second December 31 following the effective date of a Deferral Election, his or her Beneficiary shall receive Benefits equal to the total Benefits relating to that Deferral Election as of the date of the Participant's death.

     5.06 Disability: If a Participant becomes permanently disabled, the Participant may elect to receive all or a portion of his or her Benefits before the payment date specified in his or her Payment Election. A Participant will be considered permanently disabled for purposes of this Section 5.06 only if (i) the Participant has been determined to be permanently disabled under the provisions of the Qualified Plan and (ii) the Committee determines that payment of all or a portion of the Participant's Benefits is necessary to alleviate financial hardships caused by the permanent disability of the Participant. The amount of Benefits available for payment to a permanently disabled Participant under this Section 5.06 are the total Benefits to which the Participant is entitled as of the date of the Committee's determination that he or she is permanently disabled.

                                   SECTION VI


                                  UNFUNDED PLAN

     There is no fund associated with this Plan. The Company shall be required to make payments only as Benefits become due and payable. No Participant or Beneficiary shall have any right, other than the right of an unsecured general creditor, against the Company in respect to the Benefits payable, or which may be payable, to such Participant or Beneficiary hereunder. Without affecting its obligations to or rights of Participants and Beneficiaries under the Plan, the Company may establish a grantor trust (within the meaning of Sections 671 through 679 of the Code) for Participants and Beneficiaries and deposit funds with the trustee of such trust to provide the Benefits to which Participants and Beneficiaries may be entitled under the Plan. The funds deposited with the trustee or trustees of any such trust, and the earnings thereon, will be dedicated to the payment of the Benefits under the Plan but shall remain subject to the claims of the general creditors of the Company. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, then, except as may otherwise be provided in the instrument pursuant to which such reserve or fund is established, no Participant or Beneficiary shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan.


                                   SECTION VII

                            MISCELLANEOUS PROVISIONS

     7.01 Non-Guarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any such Participant to be continued in the employment of the Company or as a limitation of the right of the Company to deal with any Participant, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

     7.02 Rights Under Qualified Plan: Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant or Beneficiary under the Qualified Plan, nor in any way to limit, modify, repeal or otherwise affect the Company's right to amend or modify the Qualified Plan.


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     7.03  Amendments/Termination:  The Company  reserves  the right to amend or terminate this Plan by vote duly adopted by the Board (or any duly authorized committee thereof); provided, however, that no such amendment or termination shall adversely affect the total Benefits to which a Participant is entitled as of the date of amendment or termination of the Plan.

     7.04 Restrictions on Transfer: Any benefits to which a Participant or Beneficiary may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment by creditors or encumbrance, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary. This Plan does not give a Participant or Beneficiary any interest, lien, or claim in or against any specific assets of the Company. Participants and their Beneficiaries have only the rights of general creditors of the Company.

     7.05 Administration:

          (a) This Plan shall be administered by the Committee. The Committee may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. The Committee shall have the express discretionary authority to determine eligibility for Benefits and to interpret the provisions of this Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. The determinations of the Committee shall be final and binding on all persons for all purposes, and there shall be no appeal from any ruling of the Committee that is within its authority, except as otherwise provided herein.

          (b) Prior to paying any benefit under the Plan, the Committee may require the Participant, former Participant or Beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under the Plan. The Committee may withhold payment of any benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

          (c) If for any reason a benefit payable under this Plan is not paid when due, the Participant or Beneficiary may file a written claim with the Committee. If the claim is denied or no response is received within ninety
     (90) days after the date on which the claim was filed with the Committee (in which case the claim will be deemed to have been denied), the Participant or Beneficiary may appeal the denial to the Board within ninety
     (90) days of receipt of written notification of the denial or the end of the ninety (90) day period specified above, whichever occurs first. In pursuing an appeal, the Participant or Beneficiary may request that the Board review the denial, may review pertinent documents, and may submit issues and documents in writing to the Board. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Board to extend the period for another sixty (60) days.

     7.06 Withholding of Taxes, etc.: All amounts payable hereunder shall be reduced for the amounts required to be withheld pursuant to any applicable federal, state or local withholding tax requirements or any similar provisions.

     7.07 Successor Company: In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which a successor to all or a major portion of the Company's property or business shall continue this Plan, and the successor shall have all of the powers, duties and responsibilities of the Company under this Plan.

     7.08 Governing Law: This Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Virginia, to the extent not preempted by applicable federal law.

                                                     * * * * *

         IN WITNESS WHEREOF, Heilig-Meyers Company has caused this Plan to be executed the 4th day of May, 1999.


                                   HEILIG-MEYERS COMPANY


                                   By:      /s/ William J. Dieter

                                   Title:   Senior Vice President, Accounting


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